Exhibit 99.1

MEI Pharma Announces Pricing of Public Offering of Common Stock

San Diego – December 1, 2021 – MEI Pharma, Inc. (Nasdaq: MEIP), a late-stage pharmaceutical company focused on advancing new therapies for cancer, announced today that it has priced the underwritten public offering of 17,500,000 shares of its common stock at $2.60 per share for total gross proceeds (before underwriting discount and commissions and estimated expenses) of $45,500,000. In connection with the offering, the Company granted the underwriters a 30-day option to purchase up to an additional 2,625,000 shares of common stock offered in the public offering. The offering is expected to close on December 6, 2021, subject to the satisfaction of customary closing conditions.

The Company plans to use the net proceeds of the offering, together with other available funds, to progress its clinical development programs, prepare for and support the commercial launch of zandelisib, subject to receiving FDA marketing approval, and for other general corporate purposes.

Jefferies, Stifel and Wells Fargo Securities are acting as joint book-running managers for the offering. LifeSci Capital and H.C. Wainwright & Co. are acting as co-managers for the offering.

The securities described above are being offered pursuant to a “shelf” registration statement previously filed and declared effective by the Securities and Exchange Commission (SEC). The offering is being made only by means of a prospectus supplement and accompanying base prospectus.

When available, copies of the final prospectus supplement and accompanying base prospectus relating to the offering may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022 or by email at Prospectus_Department@Jefferies.com; Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at 415-364-2720 or by email at syndprospectus@stifel.com; or Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 500 West 33rd Street, New York, New York 10001 at 833-690-2713 or email a request to cmclientsupport@wellsfargo.com. An electronic copy of the final prospectus supplement and accompanying base prospectus relating to the offering will also be available on the website of the SEC at www.sec.gov.

This release does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About MEI Pharma

MEI Pharma, Inc. (Nasdaq: MEIP) is a late-stage pharmaceutical company focused on developing potential new therapies for cancer. MEI Pharma’s portfolio of drug candidates contains multiple clinical-stage assets, including zandelisib, currently in ongoing clinical trials which may support marketing approvals with the U.S. Food and Drug Administration and other regulatory authorities globally. Each of MEI Pharma’s pipeline candidates leverages a different mechanism of action with the objective of developing therapeutic options that are: (1) differentiated, (2) address unmet medical needs and (3) deliver improved benefit to patients either as standalone treatments or in combination with other therapeutic options.

Forward-Looking Statements

Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical studies and approved by the FDA as being safe and effective for the intended use. Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; the availability or appropriateness of utilizing the FDA’s accelerated approval pathway for our product candidates; costs and delays in the development and or FDA approval, or the failure to obtain such approval of our product candidates; final data from our pre-clinical studies and completed clinical trials may differ materially from reported interim data from ongoing studies and trials; the impact of the COVID-19 pandemic on our industry and individual companies, including on our counterparties, the supply chain, the execution of our clinical development programs, our access to financing and the allocation of government resources; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

Contacts:

David A. Walsey

Tel: 858-369-7104

investor@meipharma.com

Jason I. Spark

Canale Communications for MEI

Tel: 619-849-6005

jason.spark@canalecomm.com